Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Martin E. Franklin
Chairman and
Chief Executive Officer
914-967-9400

Investor Relations: Erica Pettit
Press: Evan Goetz/Diane Zappas
FD
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS RECORD SECOND QUARTER 2008 RESULTS

RYE, N.Y., July 29, 2008 — Jarden Corporation (NYSE: JAH) today reported its financial results for the three and six months ended June 30, 2008.

For the three months ended June 30, 2008, net sales increased 30% to $1.4 billion compared to $1.1 billion for the same period in the previous year. For the three months ended June 30, 2008, net income was $43.0 million, or $0.56 per diluted share, compared to net income of $16.7 million, or $0.23 per diluted share, in the three months ended June 30, 2007. On a non-GAAP basis, adjusted net income was $54.8 million, or $0.72 per diluted share, for the three months ended June 30, 2008, compared to $44.5 million, or $0.62 per diluted share, for the three months ended June 30, 2007.

For the six months ended June 30, 2008, net sales increased 38% to $2.6 billion compared to $1.9 billion for the same period in the previous year. For the six months ended June 30, 2008, net income was $47.7 million, or $0.62 per diluted share, compared to net income of $18.1 million, or $0.25 per diluted share, in the six months ended June 30, 2007. On a non-GAAP basis, adjusted net income was $71.3 million, or $0.93 per diluted share, for the six months ended June 30, 2008, compared to $61.6 million, or $0.87 per diluted share, for the six months ended June 30, 2007.

The Pure Fishing, Inc. and K2 Inc. businesses have been included in the results of operations from their dates of acquisition in April 2007 and August 2007, respectively. Please see the schedule accompanying this release for a reconciliation of GAAP to non-GAAP net income and diluted earnings per share.

“Jarden posted an outstanding second quarter in a difficult macro economic environment,” said Martin E. Franklin, Chairman and Chief Executive Officer of Jarden Corporation. “By any key measure, whether organic sales growth, gross margin expansion, free cash flow, working capital improvements, liquidity and positive momentum, we achieved our macro goals. It was particularly satisfying to deliver organic sales growth in each of our primary business segments and we anticipate continuing to grow sales organically in the second half of 2008. The defensive nature of our diversified business model is proving that market leading brands coupled with innovative, value driven products can win even in this very tough economy.”

Mr. Franklin continued, “We are focused on continuing to execute well in the back half of the year, without cutting back on our investment spend on new product development and marketing that will help drive our success in future years. While we are not immune to the significant headwinds of rising costs and consumer softness affecting many companies in the consumer space, our goal is to take full advantage of the current turmoil to consolidate our leadership positions in the niche markets we serve and reinforce the relevancy of our brands and products to our customers.”

The Company will be holding a conference call at 9:45 a.m. EDT today, July 29, 2008, to further discuss its results and respond to questions. The call will be accessible via a webcast through the Company’s website at www.jarden.com and will be archived online until August 12, 2008.

Jarden Corporation is a leading provider of niche consumer products. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Berkley®, Campingaz® and Coleman®, Fenwick®, Gulp!®, JT®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, and Volkl®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bicycle®, Crawford®, Diamond®, Dicon®, First Alert®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Loew Cornell® and Pine Mountain®. Headquartered in Rye, N.Y., Jarden has over 25,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s adjusted earnings per share, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, the outlook for Jarden’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, cash flows from operations, future revenues and margin requirement and expansion, organic growth, the success of new product introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings, and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its acquisitions, including Pure Fishing, Inc. and K2 Inc. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Three months ended
	June 30, 2008			June 30, 2007
	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)	As Reported (GAAP)	Adjustments (1)(2)(3)	Adjusted (non-GAAP) (1)(2)(3)
Net sales	$1,360.0	$—	$1,360.0	$1,050.1	$—	$1,050.1

Cost of sales	979.2	—	979.2	787.0	(27.1)	759.9

Gross profit	380.8	—	380.8	263.1	27.1	290.2
Selling, general and administrative expenses	256.5	(4.0)	252.5	190.6	(2.6)	188.0
Reorganization and acquisition-related integration costs, net	11.1	(11.1)	—	9.4	(9.4)	—

Operating earnings	113.2	15.1	128.3	63.1	39.1	102.2
Interest expense, net	42.6	—	42.6	32.7	—	32.7
Loss on early extinguishment of debt	—	—	—	0.9	(0.9)	—

Income before taxes	70.6	15.1	85.7	29.5	40.0	69.5
Income tax provision	27.6	3.3	30.9	12.8	12.2	25.0

Net income	$43.0	$11.8	$54.8	$16.7	$27.8	$44.5

Earnings per share:
Basic	$0.57		$0.73	$0.24		$0.64
Diluted	$0.56		$0.72	$0.23		$0.62

Weighted average shares outstanding :
Basic	75.3		75.3	69.5		69.5
Diluted	76.4		76.4	71.9		71.9

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Six months ended
	June 30, 2008			June 30, 2007
	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)	As Reported (GAAP)	Adjustments (1)(2)(3)	Adjusted (non-GAAP) (1)(2)(3)
Net sales	$2,577.4	$—	$2,577.4	$1,871.0	$—	$1,871.0

Cost of sales	1,868.8	—	1,868.8	1,406.6	(27.1)	1,379.5

Gross profit	708.6	—	708.6	464.4	27.1	491.5
Selling, general and administrative expenses	516.3	(8.0)	508.3	341.8	(4.3)	337.5
Reorganization and acquisition-related integration costs, net	21.8	(21.8)	—	18.5	(18.5)	—

Operating earnings	170.5	29.8	200.3	104.1	49.9	154.0
Interest expense, net	88.8	—	88.8	57.7	—	57.7
Loss on early extinguishment of debt	—	—	—	15.7	(15.7)	—

Income before taxes	81.7	29.8	111.5	30.7	65.6	96.3
Income tax provision	34.0	6.2	40.2	12.6	22.1	34.7

Net income	$47.7	$23.6	$71.3	$18.1	$43.5	$61.6

Earnings per share:
Basic	$0.63		$0.95	$0.26		$0.89
Diluted	$0.62		$0.93	$0.25		$0.87

Weighted average shares outstanding :
Basic	75.2		75.2	69.3		69.3
Diluted	76.3		76.3	71.2		71.2

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$255.0	$220.5
Accounts receivable, net	894.2	978.5
Inventories	1,258.1	1,126.2
Deferred taxes on income	155.1	140.5
Prepaid expenses and other current assets	110.5	84.5

Total current assets	2,672.9	2,550.2

Property, plant and equipment, net	527.3	510.9
Goodwill	1,678.5	1,610.8
Intangible assets, net	1,056.4	1,126.6
Other assets	80.9	69.6

Total assets	$6,016.0	$5,868.1

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$341.9	$297.8
Accounts payable	466.8	439.3
Accrued salaries, wages and employee benefits	135.5	134.6
Taxes on income	18.8	20.9
Other current liabilities	389.2	387.8

Total current liabilities	1,352.2	1,280.4

Long-term debt	2,464.2	2,449.5
Deferred taxes on income	326.9	335.2
Other non-current liabilities	251.0	264.4

Total liabilities	4,394.3	4,329.5

Total stockholders’ equity	1,621.7	1,538.6

Total liabilities and stockholders’ equity	$6,016.0	$5,868.1

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Cash flows from operating activities:
Net income	$43.0	$16.7	$47.7	$18.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29.8	20.7	58.9	38.9
Other non-cash items	24.3	2.4	25.7	10.7
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	31.2	(16.5)	98.2	42.6
Inventory	(37.7)	(5.0)	(123.0)	(66.9)
Accounts payable	14.8	36.2	21.5	19.7
Other current assets and liabilities	(7.1)	18.9	(62.2)	(45.2)

Net cash provided by operating activities	98.3	73.4	66.8	17.9

Cash flows from financing activities:
Net change in short-term debt	(38.3)	31.3	48.7	58.7
Proceeds from issuance of senior debt	25.0	—	25.0	650.0
Payments on long-term debt	(4.4)	(21.0)	(16.2)	(393.7)
Proceeds from issuance of stock, net of transaction fees	0.1	7.8	1.9	10.2
Repurchase of common stock and shares tendered for taxes	(0.4)	(24.9)	(10.9)	(24.9)
Debt issuance costs	(2.1)	(0.5)	(2.2)	(31.9)
Other, net	—	(0.7)	(2.5)	(1.1)

Net cash (used in) provided by financing activities	(20.1)	(8.0)	43.8	267.3

Cash flows from investing activities:
Additions to property, plant and equipment	(23.2)	(22.3)	(45.3)	(37.3)
Acquisition of businesses, net of cash acquired	(26.6)	(315.9)	(29.1)	(331.9)
Other	(0.6)	(31.0)	(7.4)	(31.2)

Net cash used in investing activities	(50.4)	(369.2)	(81.8)	(400.4)

Effect of exchange rate changes on cash and cash equivalents	(0.2)	—	5.7	0.3

Net increase (decrease) in cash and cash equivalents	27.6	(303.8)	34.5	(114.9)
Cash and cash equivalents at beginning of period	227.4	391.5	220.5	202.6

Cash and cash equivalents at end of period	$255.0	$87.7	$255.0	$87.7

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables	Consumer Solutions	Outdoor Solutions (a)	Process Solutions	Intercompany Eliminations (b)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended June 30, 2008
Net sales	$196.7	$380.3	$708.6	$91.9	$(17.5)	$1,360.0	$—	$1,360.0

Segment earnings (loss)	$26.4	$41.1	$97.5	$11.4	$—	$176.4	$(22.3)	$154.1

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related integration costs, net	(2.3)	—	(7.0)	(0.6)	—	(9.9)	(1.2)	(11.1)
Depreciation and amortization	(4.2)	(6.4)	(15.7)	(3.1)	—	(29.4)	(0.4)	(29.8)

Operating earnings (loss)	$19.9	$34.7	$74.8	$7.7	$—	$137.1	$(23.9)	$113.2

	Branded Consumables	Consumer Solutions	Outdoor Solutions (a)	Process Solutions	Intercompany Eliminations (b)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended June 30, 2007
Net sales	$194.1	$366.5	$417.1	$88.3	$(15.9)	$1,050.1	$—	$1,050.1

Segment earnings (loss)	$29.8	$36.7	$68.9	$9.1	$—	$144.5	$(24.2)	$120.3

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related integration costs, net	(2.0)	(4.9)	(2.2)	—	—	(9.1)	(0.3)	(9.4)
Manufacturer’s profit in inventory	—	—	(27.1)	—	—	(27.1)	—	(27.1)
Depreciation and amortization	(4.1)	(6.6)	(7.4)	(2.1)	—	(20.2)	(0.5)	(20.7)

Operating earnings (loss)	$23.7	$25.2	$32.2	$7.0	$—	$88.1	$(25.0)	$63.1

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables	Consumer Solutions	Outdoor Solutions (a)	Process Solutions	Intercompany Eliminations (b)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Six months ended June 30, 2008
Net sales	$365.8	$699.6	$1,366.9	$180.8	$(35.7)	$2,577.4	$—	$2,577.4

Segment earnings (loss)	$40.2	$78.2	$156.7	$20.5	$—	$295.6	$(44.4)	$251.2

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related integration costs, net	(3.5)	—	(14.0)	(2.1)	—	(19.6)	(2.2)	(21.8)
Depreciation and amortization	(8.4)	(12.9)	(30.9)	(6.1)	—	(58.3)	(0.6)	(58.9)

Operating earnings (loss)	$28.3	$65.3	$111.8	$12.3	$—	$217.7	$(47.2)	$170.5

	Branded Consumables	Consumer Solutions	Outdoor Solutions (a)	Process Solutions	Intercompany Eliminations (b)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Six months ended June 30, 2007
Net sales	$375.3	$724.4	$630.0	$174.0	$(32.7)	$1,871.0	$—	$1,871.0

Segment earnings (loss)	$46.3	$76.3	$90.9	$16.5	$—	$230.0	$(41.4)	$188.6

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related integration costs, net	(4.0)	(11.2)	(3.0)	—	—	(18.2)	(0.3)	(18.5)
Manufacturer’s profit in inventory	—	—	(27.1)	—	—	(27.1)	—	(27.1)
Depreciation and amortization	(8.3)	(13.7)	(11.7)	(4.4)	—	(38.1)	(0.8)	(38.9)

Operating earnings (loss)	$34.0	$51.4	$49.1	$12.1	$—	$146.6	$(42.5)	$104.1

(a)	Effective April and August 2007, the Company acquired Pure Fishing, Inc. and K2 Inc., respectively, which, other than K2 Inc.’s monofilament business, are reflected in the Outdoor Solutions segment from their respective dates of acquisition. On a pro forma basis, including these acquisitions, net sales for the three and six months ended June 30, 2007 would have been $707.6 and $1,343.1million, respectively.
(b)	Intersegment sales are recorded at cost plus an agreed upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “as reported” results to arrive at the “Adjusted” results for the three and six months ended June 30, 2008 and 2007. For the three months ended June 30, 2008 adjustments to net income consist of $11.1 million of reorganization and acquisition-related integration costs and $4.0 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended June 30, 2008 is the tax provision adjustment of $3.3 million which reflects the normalization of the adjusted results to the Company’s 36% effective tax rate.

For the three months ended June 30, 2007 adjustments to net income consist of $27.1 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the Pure Fishing acquisition; $9.4 million of reorganization and acquisition-related integration costs; $2.6 million of amortization of acquired intangible assets; and $0.9 million for the loss on the early extinguishment of debt. Also, included in the adjustments to net income for the three months ended June 30, 2007 is the tax provision adjustment of $12.2 million which reflects the normalization of the adjusted results to the Company’s 36% effective tax rate.

For the six months ended June 30, 2008 adjustments to net income consist of $21.8 million of reorganization and acquisition-related integration costs and $8.0 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the six months ended June 30, 2008 is the tax provision adjustment of $6.2 million which reflects the normalization of the adjusted results to the Company’s 36% effective tax rate.

For the six months ended June 30, 2007 adjustments to net income consist of $27.1 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the Pure Fishing acquisition; $18.5 million of reorganization and acquisition-related integration costs; $4.3 million of amortization of acquired intangible assets; and $15.7 million for the loss on the early extinguishment of debt. Also, included in the adjustments to net income for the six months ended June 30, 2007 is the tax provision adjustment of $22.1 million which reflects the normalization of the adjusted results to the Company’s 36% effective tax rate.

Note 2: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, certain reorganization and acquisition-related integration costs, non-cash stock-based compensation costs and loss on early extinguishment of debt. These non-GAAP measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Note 3: In prior years, the Company had adjusted for non-cash stock compensation costs to derive its adjusted net income. In 2008, the Company no longer adjusts for these costs and therefore, prior year amounts have been restated to conform with the current year presentation. The Company recorded non-cash stock compensation costs of $10.7 million and $17.1 million for the six months ended June 30, 2008 and 2007, respectively, and $4.7 million and $10.3 million for the three months ended June 30, 2008 and 2007, respectively.

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